UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Paragon Shipping Inc.

(Exact name of Issuer as specified in its charter)

Republic of the Marshall Islands	N/A
(State of incorporation or organization)	(IRS Employer Identification No.)

Voula Center
102-104 V. Pavlou Street
Voula 16673
Athens Greece
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class A Common Shares,	The Nasdaq Stock Market LLC
par value $0.001 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-144687 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.                      Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereunder is the Class A Common Shares, $0.001 par value per share, of Paragon Shipping Inc. (the “Registrant”).  The description of capital stock set forth under the caption “Description of Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (No. 333-144687), as initially filed with the Securities and Exchange Commission on July 18, 2007, as amended or supplemented, is incorporated herein by reference.

Item 2.                      Exhibits.

The following exhibits are filed as part of this Registration Statement:

No.	Exhibit
3.1	Amended and Restated Articles of Incorporation*
3.2	Amended and Restated By-laws*
4.1	Specimen Common Share certificate*

*                    Filed as exhibits to the Company’s registration statement on Form F-1 filed on June 4, 2007 (File No. 333-143481) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 8, 2007	PARAGON SHIPPING INC.

	By:	/s/ Michael Bodouroglou
	Name:	Michael Bodouroglou
	Title:	Chairman and Chief Executive Officer